Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report on Form 10-K of ATMI, Inc. (the “Company”) for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Douglas A. Neugold and Daniel P. Sharkey, Chief Executive Officer of the Company and Chief Financial Officer of the Company, respectively, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Douglas A. Neugold
Name: Douglas A. Neugold Title: President and Chief Executive Officer Date: February 23, 2007

/s/ Daniel P. Sharkey
Name: Daniel P. Sharkey Title: Executive Vice President, Chief Financial Officer and Treasurer (Chief Accounting Officer) Date: February 23, 2007
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.